Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of TurnKey Capital, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Neil Swartz, Chief Executive Officer, and I, Timothy S. Hart, Chief Financial Officer of the Company, certify to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 1, 2020	/s/ Neil Swartz
Neil Swartz
Chief Executive Officer (principal executive officer)

Date: April 1, 2020	/s/ Timothy S. Hart
Timothy S. Hart
Chief Financial Officer (principal financial officer)